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Exhibit 21

Principal Financial Group, Inc. Member Companies
December 31, 2016

Corporation	State or Country of Domicile
Administradora de Fondos de Pensiones Cuprum S.A.	Chile
Brasilprev Seguros e Previdencia S.A.	Brazil
CCB Principal Asset Management Co., Ltd.	China
CCI Capital Partners, LLC	Delaware
CCIP, LLC	Delaware
CIMB Principal Islamic Asset Management Sdn. Bhd.	Malaysia
CIMB Wealth Advisors Berhad	Malaysia
CIMB-Principal Asset Management (S) Pte. Ltd.	Singapore
CIMB-Principal Asset Management Berhad	Malaysia
CIMB-Principal Asset Management Company Limited	Thailand
Claritas Administração de Recursos Ltda.	Brazil
Claritas Investments Ltd.	Cayman Islands
Columbus Circle Investors	Delaware
Delaware Charter Guarantee & Trust Company	Delaware
Distribuidora Principal Mexico, S.A. De C.V.	Mexico
Diversified Dental Services, Inc.	Nevada
Edge Asset Management, Inc.	Washington
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
Finansa Asset Management Limited	Thailand
Finisterre Capital LLP	United Kingdom
Finisterre Capital UK Limited	United Kingdom
Finisterre Holdings Limited	Malta
Finisterre Malta Limited	Malta
Finisterre USA, Inc.	Delaware
First Dental Health	California
GAVI PREHC HC, LLC	Delaware
GAVI PREPI HC, LLC	Delaware
Hipotecaria Security Principal, S.A.	Chile
Inversiones Cuprum Internacional S.A.	Chile
LG Capital (UK) Limited	United Kingdom
LGCM (Cayman) Limited	Cayman Islands
Liongate Capital Management (Cayman) Limited	Cayman Islands
Liongate Capital Management (India) Private Limited	India
Liongate Capital Management (UK) Limited	United Kingdom
Liongate Capital Management (US) LP	Delaware
Liongate Capital Management Inc.	Delaware
Liongate Capital Management Limited	Malta
Liongate Capital Management LLP	United Kingdom
Liongate Limited	Malta
Liongate Multi-Strategy GP Limited	Cayman Islands
Morley Capital Management, Inc.	Oregon
Morley Financial Services, Inc.	Oregon
Origin Asset Management LLP	United Kingdom
Petula Associates, LLC	Iowa
Petula Prolix Development Company	Iowa
PFG DO Brasil LTDA	Brazil
PGI Finisterre Holding Company Ltd.	United Kingdom
PGI Origin Holding Company Ltd.	United Kingdom
Post Advisory Europe Limited	United Kingdom
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Afore, S.A. de C.V., Principal Grupo Financiero	Mexico
Principal Asia Pacific Investment Consulting (Beijing) Limited	China
Principal Asset Management Chile S.A.	Chile
Principal Asset Management Company (Asia) Limited	Hong Kong
Principal Bank	Iowa
Principal Chile Limitada	Chile
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compañía de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Dental Services, Inc.	Arizona
Principal Development Investors, L.L.C.	Delaware
Principal Enterprise Capital, LLC	Delaware
Principal Financial Advisors, Inc.	Iowa
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, Inc.	Delaware
Principal Financial Group, S.A. de C.V., Grupo Financiero	Mexico
Principal Financial Services (Australia), Inc.	Iowa
Principal Financial Services I (UK) LLP	United Kingdom

Corporation	State or Country of Domicile
Principal Financial Services I (US), LLC	Delaware
Principal Financial Services II (UK) Ltd.	United Kingdom
Principal Financial Services II (US), LLC	Delaware
Principal Financial Services III (UK) Ltd.	United Kingdom
Principal Financial Services IV (UK) LLP	United Kingdom
Principal Financial Services Latin America Ltd.	United Kingdom
Principal Financial Services V (UK) Ltd.	United Kingdom
Principal Financial Services VI (UK) Ltd	United Kingdom
Principal Financial Services, Inc.	Iowa
Principal Fondos de Inversión, S.A. de C.V., Operadora de Fondos de Inversión,
Principal Grupo Financiero	Mexico
Principal Funds Distributor, Inc.	Washington
Principal Generation Plant, LLC	Delaware
Principal Global Columbus Circle, LLC	Delaware
Principal Global Financial Services (Europe) II Ltd	United Kingdom
Principal Global Financial Services (Europe) Ltd	United Kingdom
Principal Global Investors (Asia) Limited	Hong Kong
Principal Global Investors (Australia) Limited	Australia
Principal Global Investors (Australia) Service Company Pty Ltd	Australia
Principal Global Investors (Europe) Limited	United Kingdom
Principal Global Investors (Hong Kong) Limited	Hong Kong
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Japan) Ltd.	Japan
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors (Switzerland) GmbH	Switzerland
Principal Global Investors Holding Company, Inc.	Delaware
Principal Global Investors Participacoes LTDA	Brazil
Principal Global Investors Trust	Delaware
Principal Global Investors Trust Company	Oregon
Principal Global Investors, LLC	Delaware
Principal Global Services Private Limited	India
Principal Holding Company Chile S.A.	Chile
Principal Holding Company, LLC	Iowa
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International (South Asia) Snd. Bhd	Malaysia
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International Latin America Ltd.	United Kingdom
Principal International Mexico, LLC	Delaware
Principal International South America I Ltd.	United Kingdom
Principal International South America II Ltd.	United Kingdom
Principal International South America II Ltd., Agencia en Chile	Chile
Principal International, LLC.	Iowa
Principal Investment & Retirement Services Limited	Hong Kong
Principal Investors Corporation	New Jersey
Principal Life Insurance Company	Iowa
Principal Life Insurance Company of Iowa	Iowa
Principal Management Corporation	Iowa
Principal Mexico Servicios, S.A. de C.V.	Mexico
Principal National Life Insurance Company	Iowa
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Pensiones, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal Pnb Asset Management Company Private Limited	India
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate Holding Company, LLC	Delaware
Principal Real Estate Investors, LLC	Delaware
Principal Real Estate Portfolio, Inc.	Delaware
Principal Reinsurance Company of Delaware	Delaware
Principal Reinsurance Company of Delaware II	Delaware
Principal Reinsurance Company of Vermont	Vermont
Principal Retirement Advisors Private Limited	India
Principal Securities, Inc.	Iowa
Principal Seguros, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal Servicios Corporativos Chile Ltda.	Chile
Principal Servicios de Administración S.A.	Chile
Principal Shareholder Services, Inc.	Washington
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trust Company (Bermuda) Limited	Bermuda
Principal Trust Company (Hong Kong) Limited	Hong Kong
Principal Trustee Company Private Limited	India
PT CIMB-Principal Asset Management	Indonesia
Spectrum Asset Management, Inc.	Connecticut

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  Exhibit 21
Principal Financial Group, Inc. Member Companies December 31, 2016